Exhibit 23.7

PREJEAN
COMPANY

September 26, 2011

Consent of Prejean Company

Prejean Company hereby consents to the filing of our tax opinion letter dated September 26, 2011, as an exhibit to Mainland Resources, Inc.'s amended registration statement on Form S-4/A (the "S-4/A") related to the proposed merger of Mainland Resources, Inc. with American Exploration Corp.

We hereby consent to the reference to ourselves under the headings "Material United States Federal Income Tax Consequences Related to the Merger" and "Experts" in the Form S-4/A.

"Ronald J. Prejean, CPA"

By: Ronald J. Prejean, CPA
President

A Corporation Of
Certified Public Accountants

1304 Bertrand Drive, Suite E-6
Lafayette, LA 70506
337-406-1099 Fax 866-787-5753